UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

SiteOne Landscape Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Parkway, Suite 600 Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (470) 277-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Effective as of March 3, 2017, the Board of Directors (the “Board”) of SiteOne Landscape Supply, Inc. (the “Company”) accepted the resignation of John Lagemann.

Appointment of New Director

Effective as of March 3, 2017, the Board filled the vacancy created by Mr. Lagemann’s resignation by appointing W. Roy Dunbar. Mr. Dunbar will serve as a Class III Director for a term expiring at the Company’s 2019 annual stockholders meeting. The Board also appointed Mr. Dunbar to serve on the Compensation Committee of the Board, effective as of March 3, 2017. The Board determined, after considering all of the relevant facts and circumstances, that Mr. Dunbar is “independent” as defined under New York Stock Exchange (“NYSE”) listing standards.

No arrangements exist between the Company and Mr. Dunbar or any other person pursuant to which he was selected as director. There are no transactions in which Mr. Dunbar has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.

Mr. Dunbar will be entitled to participate in the Company’s non-employee director compensation plan and certain indemnification rights. Such director compensation plan and indemnification rights are described in more detail under “Executive Compensation-Director Compensation” and “Description of Capital Stock-Limitations on Liability and Indemnification,” respectively, in the final prospectus filed by the Company with the U.S. Securities and Exchange Commission on November 30, 2016 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (Registration No. 333- 214628).

Compensation Committee of the Board Member Resignations and Nominating and Corporate Governance Committee of the Board Member Resignations and Appointments

In connection with Mr. Dunbar’s appointment, (i) Wes Robinson resigned as a member of the Compensation Committee of the Board and (ii) David H. Wasserman resigned as a member and Chairman of the Nominating and Corporate Governance Committee of the Board and as a member of the Compensation Committee of the Board; in each case effective as of March 3, 2017. In connection with these events, the Board appointed (i) Jack L. Wyszomierski to serve as a member and Chairman of the Nominating and Corporate Governance Committee of the Board and (ii) William W. Douglas, III to serve as a member of the Nominating and Corporate Governance Committee of the Board; in each case effective as of March 3, 2017. Following these resignations and appointments, each of the Company’s Board committees is comprised of a majority of directors that the Board has determined are “independent” as defined under NYSE listing standards.

In connection with the appointment of Mr. Dunbar to the Company’s Board, the Company issued a press release on March 3, 2017. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release of SiteOne Landscape Supply, Inc., dated March 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

By:	/s/ Briley Brisendine
Name:	Briley Brisendine
Title:	Executive Vice President, General Counsel and Secretary

Date: March 3, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of SiteOne Landscape Supply, Inc., dated March 3, 2017.